Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 7, 2010, except for the effects of the stock split described in Note 1 as to which the date is October 13, 2010 relating to the financial statements of Body Central Corp., which appears in the Registration Statement on Form S-1 as amended (No. 333-168014).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Jacksonville, Florida
January 4, 2011